UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006 (January 10, 2006)

ISLE OF CAPRI CASINOS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1641 Popps Ferry Road, Biloxi, Mississippi (Address of principal executive offices)	39532 (Zip Code)

(228) 396-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    The Company has announced the election of  Shaun R. Hayes, CEO of Missouri banking for National City Bank of the Midwest, on January 10, 2006 as a new member of the Company’s board of directors.   Hayes was also appointed to serve on the Company's Audit Committee as well as being elected Chairman of the Company's Stock Option and Compensation Committee.

    Hayes serves on the Board of Directors of the United Way of St. Louis, St. Louis Sports Commission, Churchill School, Grand Center Inc., Regional Business Council and St. Louis Regional Chamber & Growth Association. He also served as chairperson of the United Way Alexis de Tocqueville Society Campaign in 2004 and served as co-chair, “Dining Out For Life,” St. Louis Effort for AIDS.

    A copy of the announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Notification dated January 10, 2006

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.
Date: January 17, 2006	By:	/s/ DONN MITCHELL
	Name:	Donn Mitchell
	Title:	Chief Financial Officer